EXHIBIT 21

CSI Compressco LP
List of Subsidiaries or Other Related Entities
December 31, 2023

Name	Jurisdiction
CSI Compressco LP	Delaware
CSI Compressco Sub Inc.	Delaware
CSI Compressco Finance Inc.	Delaware
CSI Compression Holdings, LLC	Delaware
Rotary Compressor Systems, Inc.	Delaware
Compressor Systems de Mexico, S. de RL de CV	Mexico
CSI Compressco Operating LLC	Delaware
CSI Compressco Holdings LLC	Delaware
CSI Compressco Field Services International LLC	Delaware
Compressco de Argentina SRL	Argentina
CSI Compressco International LLC	Delaware
CSI Compressco Leasing LLC	Delaware
Compressco Netherlands Cooperatief U.A.	Netherlands
Compressco Netherlands B.V.	Netherlands
Compressco Canada, Inc.	Canada
CSI Compressco Mexico Investment I LLC	Delaware
CSI Compressco Mexico Investment II LLC	Delaware
Providence Natural Gas, LLC	Oklahoma
Production Enhancement Mexico, S. de RL de C.V.	Mexico
Treating Holdco LLC	Delaware
Spartan Energy Services LLC	Delaware
Spartan International LLC	Delaware
Gas Services Manpower, LLC	Egyptian
Spartan Terminals Operating, Inc.	Delaware
Spartan Operating Company LLC	Delaware